UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☑ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
CENVEO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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home -- planning -- creating -- preparation -- implementation -- fulfillment -- distribution locations careers investor press capabilities cenveo vision delivered home cvo limited nyse special meeting of stockholders information... cenveo concludes review of strategic alternatives... key promotions... cenveo ceo sends letter... cenveo announces second quarter results... about us YOUR VISION. OUR BUSINESS. You have a vision. We see and understand that vision. We bring it to life, and deliver it to your customers. Our business is Visual Communication. Cenveo offers you single point access... Easier, more efficient ways for you to do business. And, ultimately, better clearer messages. Vision Delivered.

Home Planning Creating Preparation Implementation Fulfillment Distribution Cenveo vision delivered Capabilities Press Investor Careers Locations CVO LIMITED NYSE about us View Cenveo’s Proxy Material for the Upcoming Special Stockholders Meeting Scheduled for September 14, 2005 Cenveo’s Definitive Proxy Statement Jim Malone Letter to Shareholders Investor Presentation Click Here — To view all press releases If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies. INNISFREE M&A INCORPORATED 501 Madison Avenue, 20th Floor New York, New York 10022 TOLL-FREE: (888) 750-5834 Banks and Brokers call collect: (212) 750-5833

Important Information
On August 5, 2005, Cenveo, Inc. filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A in connection with a special meeting of its shareholders. Cenveo’s shareholders are strongly encouraged to read carefully the definitive proxy statement, because it contains important information.
Free copies of the definitive proxy statement are available at the SEC’s web site at www.sec.gov, at the Cenveo’s web site at www.cenveo.com, or by directing requests to Cenveo’s proxy solicitor, Innisfree M&A Incorporated, toll free at 1-888 750-5834.